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                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  December 12, 1997
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                        COMPOST AMERICA HOLDING COMPANY, INC.
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                (Exact name of registrant as specified in its charter)


New Jersey                     0-27832                 22-2603175
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(State or other              (Commission             (IRS Employer
jurisdiction of              File Number)            Identification No.)
incorporation)


  320 Grand Avenue   Englewood, New Jersey              07631
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  (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (201) 541-9393
                                                   -----------------------------


                                         N/A
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            (Former name or former address, if changed since last report.)






PLEASE ADDRESS ALL CORRESPONDENCE TO:   Mark Gasarch, Esq.
                                        1285 Avenue of the Americas
                                        3rd Floor
                                        New York, New York 10019


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ITEM 5. OTHER EVENTS

1. On November 25, 1997, the Company appointed Christopher Smith to its Board of Directors.

2.   On December 12, 1997, the Company restated its By-Laws (Exhibit 3.2).

3. On December 12, 1997, the Company amended its Certificate of Incorporation to restate its Series A Preferred Stock Designation of Rights (Exhibit 4.1) and to restate its Series C Preferred Stock Designation of Rights (Exhibit 4.2).

4. On December 12, 1997 certain principal stockholders of the Company amended their November 3, 1997 stockholders' agreement (Exhibit 9.1) and confirmed certain other amendments to documents previously executed on November 3, 1997 (Exhibit 99.1).

5. Certain documents executed November 3, 1997 as part of the Company's acquisition of all of the outstanding shares of R. J. Longo Construction Co., Inc. not previously filed are filed herewith. These include a registration rights agreement for Wasteco Ventures Limited (Exhibit 4.3) and an Optional Participation Agreement for Robert J. Longo (Exhibit 99.2).


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a) and (b) -  not applicable

(c) Exhibits

     3.2  -    Restated By-Laws

     4.1  -    Series A Preferred Stock Designation of Rights

     4.2  -    Series C Preferred Stock Designation of Rights

     4.3  -    Wasteco Registration Rights Agreement

     9.1  -    First Amendment to Stockholders Agreement

     99.1 -    Amendatory Agreement

     99.2 -    Longo Optional Participation Agreement


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                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 24, 1997


                                        COMPOST AMERICA HOLDING COMPANY, INC.
                                        (Registrant)



                                        By /s/ Roger E. Tuttle
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                                          Roger E. Tuttle, President
                                          (Principal Executive Officer)